Exhibit 99.1

Press Release

XTI Aerospace Reports Fourth Quarter and Full Year 2025 Results

DALLAS, April 15, 2026 /PRNewswire/ -- XTI Aerospace, Inc. (Nasdaq: XTIA) (“XTI Aerospace,” “XTI,” or the “Company”), a publicly traded aerospace and defense company operating across drone distribution, unmanned systems, and advanced manufacturing markets through three dedicated divisions, and parent company of Drone Nerds, LLC, a leading drone solutions platform serving enterprise and government customers, today announced financial results for its fourth quarter and full year ended December 31, 2025, and provided the Company’s outlook for 2026.

2025 fourth quarter and full year highlights (includes the acquisition of Drone Nerds, LLC and Anzu Robotics, LLC (together, “Drone Nerds”) in November 2025, Inpixon results excluded and reflected in discontinued operations):

●	Revenue of $22.5 million

●	Gross profit of $4.9 million

●	Gross profit as a percentage of revenue of 21.9 percent

For purposes of this release, the Company defines “pro forma” as unaudited supplemental combined financial information.

2025 pro forma fourth quarter XTI highlights(1) (includes Drone Nerds as if the acquisition had occurred as of January 1, 2024):

●	Revenue of $41.7 million

●	Gross profit of $8.1 million

●	Gross profit as a percentage of revenue of 19.5 percent

●	Net loss from continuing operations of $7.6 million

2025 full year pro forma, XTI reported the following highlights(1) (includes Drone Nerds as if the acquisition had occurred as of January 1, 2024):

●	Revenue of $121.6 million

●	Gross profit of $26.8 million

●	Gross profit as a percentage of revenue of 22.0 percent

●	Net loss from continuing operations of $39.0 million

Company guidance:

●	Expecting full year 2026 revenue of $160 million or greater

2025 fourth quarter events:

●	Completed approximately $40 million acquisition of Drone Nerds, a leading U.S. drone solutions provider, and secured a concurrent $25 million strategic investment from Unusual Machines, Inc. (Nasdaq: UMAC)

●	Formed strategic alliance with Valkyrie Intelligence LLC (“Valkyrie Sciences”), including an investment and services agreement, to harness the intelligence derived from the sizable drone industry data set built by Drone Nerds

15505 Wright Bros. Drive, Addison, TX 75001, USA, (800) 680-7412

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Recent events:

●	Completed the divestiture of the Inpixon RTLS business to streamline the Company’s focus on its drone platform

●	Secured $20 million Asset-Based Lending (“ABL”) credit facility with JPMorgan to support growth and liquidity, subject to customary borrowing conditions, covenants and availability

●	The Autonomous Defense Systems (“ADS”) division, formed through the reorganization and redesignation of the Company’s XTI Aircraft division, and the Advanced Technology and Manufacturing (“ATM”) division, which the Company is in the process of establishing and which has not yet generated revenue.

●	Strengthened the composition of XTI’s Board of Directors with aviation and unmanned systems expertise through the appointments of Clinton Weber and Jonathan Ornstein

(1)	For information on unaudited supplemental combined financial information presented, see the section titled “Unaudited Supplemental Combined Financial Information” in this press release.

“The acquisition of Drone Nerds transformed XTI Aerospace into a scaled, revenue-generating platform,” said Scott Pomeroy, Chief Executive Officer of XTI Aerospace. “Drone Nerds is a leading enterprise-focused UAS solutions provider with deep customer relationships and a proven operating model that continues to deliver strong performance. Its OEM-agnostic approach and broad supplier network position us to participate in of a rapidly evolving market. Just as important, the platform provides real-time data and market intelligence that informs where we invest, build, and expand. We believe this foundation positions us to support growth and support our expansion into new markets and higher-value opportunities across the business.”

“XTI Drones continues to scale as a cash-generating commercial engine. Our Advanced Technology and Manufacturing division strengthens our ability to expand our participation in the value chain through U.S.-based manufacturing. Our Autonomous Defense Systems initiative is building a pipeline of potential military and defense contract opportunities in a large and growing market. Together, these elements create a flywheel that we believe is designed to support growth, margin expansion, and long-term value creation. In 2026, our focus is execution.”

Liquidity and Capital Resources

At December 31, 2025, the Company had $16.7 million of unrestricted cash and cash equivalents. An additional $0.2 million of cash is included in current assets of discontinued operations and is not included in unrestricted cash balances.

The Company does not currently expect to require additional capital to support the ordinary-course operating needs of the Drone Nerds business. However, the Company may seek additional capital in the future to support strategic acquisitions and the development of its advanced systems and domestic manufacturing initiatives.

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Subsequent to December 31, 2025 and through the date of this filing, holders of certain warrants issued in connection with our 2025 public offerings exercised warrants to purchase 3,963,408 shares of the Company’s common stock. These exercises resulted in aggregate cash proceeds to us of approximately $7.9 million. We engaged ThinkEquity LLC as our exclusive advisor in connection with the solicitation of these warrants for which we paid cash compensation of 3% of the gross proceeds, or approximately $0.2 million. After deducting such commissions, the net proceeds we received from these warrant exercises was approximately $7.7 million.

Unaudited Supplemental Combined Financial Information

The Company has provided unaudited supplemental financial information of the combined company in this press release. The following financial information combines XTI and Drone Nerds historical operating results as if the businesses had been operated together on a combined basis during prior periods. This financial information is intended to illustrate the current operating footprint of the Company following the acquisition of Drone Nerds and divestiture of the Company’s Industrial IoT / Real-Time Location Systems business.

For the avoidance of doubt, the unaudited supplemental combined financial information was not prepared in accordance with Article 11 of Regulation S-X and differs from the unaudited pro forma condensed combined financial information included in the Pro Forma 8-K/A filing dated February 9, 2026 filed with the SEC (the “Pro Forma 8-K Filing”), which was prepared in accordance with Article 11 of Regulation S-X. Accordingly, the unaudited supplemental combined financial information was not prepared in accordance with Article 11 of Regulation S-X and is presented for illustrative purposes to assist investors in understanding the operational performance of the combined business, timing and operational impact of the acquisition, and integration of the combined business, and should not be considered a substitute for the pro forma financial information included in the Company’s prior filings prepared in accordance with Article 11 of Regulation S-X.

Consequently, the unaudited supplemental combined financial information is intentionally different from, but does not supersede, the pro forma financial information set forth in the Pro Forma 8-K Filing or the pro forma financial information set forth in the Company’s most recent annual report on Form 10-K

In addition, the unaudited supplemental combined financial information does not purport to indicate the results that actually would have been obtained had the companies been operated together during the periods presented, or which may be realized in the future. The unaudited supplemental combined financial information has no impact on XTI or Drone Nerds previously reported consolidated balance sheets or statements of operations, cash flows or equity.

15505 Wright Bros. Drive, Addison, TX 75001, USA, (800) 680-7412

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XTI Aerospace, Inc. and Subsidiaries

Pro Forma(1) Combined Financial Data

(Unaudited)

	For the Three Months Ended December 31,
	2025	2024
(in thousands, except percentages)	Amount	Amount	$ Change	% Change
Revenues	$41,709	$26,832	$14,877	55%
Gross profit	8,149	3,694	4,455	121%
Gross profit %	19.5%	13.8%	5.7%	41%
Net loss from continuing operations	(7,599)	(9,045)	1,446	(16)%

	For the Years Ended
	2025	2024
(in thousands, except percentages)	Amount	Amount	$ Change	% Change
Revenues	$121,590	$111,201	$10,389	9%
Gross profit	26,784	17,333	9,451	55%
Gross profit %	22.0%	15.6%	6.4%	41%
Net loss from continuing operations	(39,042)	(23,948)	(15,094)	63%

(1)	For information on unaudited supplemental combined financial information presented, see the section titled “Unaudited Supplemental Combined Financial Information” in this press release.

The unaudited supplemental combined financial information excludes non-recurring transaction-related costs associated with the Drone Nerds acquisition.

Conference Call and Webcast (Live Q&A Format)

The Company will post prepared remarks to the Investor Relations section of its website before the market opens on April 15, 2026. These remarks are intended to provide additional detail and context regarding the Company’s financial results and business update.

The Company will host a live webcast on April 15, 2026 at 3:30 PM CT (4:30 PM ET), which will consist of a video-based question and answer session with Scott Pomeroy, Chief Executive Officer, and Brooke Turk, Chief Financial Officer. As part of this format, prepared remarks will not be read but will be available in the Investor Relations section of the Company’s website at xtiaerospace.com under “IR News & Events.”

Investors and analysts are invited to participate and may register in advance using this link: XTI Aerospace April 15 Earnings Webcast. The registration link is also available in the “Investor Relations” section of the Company’s website under “IR News & Events.” Dial-in information will be included upon registration.

The replay of the event will be publicly available to all investors in the Investor Relations section, under “IR News & Events” section of the Company’s website at xtiaerospace.com following the conclusion of the question and answer session and will remain available for 30 days.

15505 Wright Bros. Drive, Addison, TX 75001, USA, (800) 680-7412

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About XTI Aerospace, Inc.

XTI Aerospace, Inc. (Nasdaq: XTIA) is a publicly traded aerospace and defense company operating across unmanned systems, advanced manufacturing, and drone distribution markets through three dedicated divisions.

The Company's Commercial division - XTI Drones, anchored by its Drone Nerds, LLC subsidiary, is one of the nation's leading drone solutions platforms, serving enterprise and government customers across sales, service, and support. The Commercial Division's market reach and transaction data provide XTI with unparalleled visibility into purchasing behavior across the unmanned systems industry — a strategic intelligence asset the Company may leverage to support future data and analytics initiatives.

The Company’s Autonomous Defense Systems (“ADS”) division is focused on the design, development, and integration of unmanned platforms for defense and commercial applications, with an emphasis on serving U.S. government customers and supporting domestic procurement initiatives aligned with national security priorities.

The Company’s Advanced Technology and Manufacturing (ATM) division is developing a U.S.-based production platform for NDAA-compliant and Department of War (“DoW”) Blue List-eligible unmanned systems components and technologies, designed to support domestic manufacturing and supply chain requirements and serve the growing demand for domestically sourced unmanned systems across defense and enterprise markets.

XTI Aerospace is headquartered in Addison, Texas.

For more information about XTI, please visit xtiaerospace.com and follow XTI on LinkedIn, Instagram, X, and YouTube.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained in this press release are forward-looking statements.

Forward-looking statements may be identified by words such as “believe,” “continue,” “could,” “would,” “will,” “expect,” “intend,” “plan,” “target,” “estimate,” “project,” or similar expressions. These statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied. Such risks include, but are not limited to, market adoption, regulatory requirements, supply chain conditions, technological development, integration of the acquired businesses, availability of capital and liquidity, and changes in applicable laws or regulations as well as the other risks and uncertainties described in the Company’s filings with the U.S. 165 Securities and Exchange Commission. XTI undertakes no obligation to update any forward-looking statements to reflect subsequent events or circumstances, except as required by applicable law. Readers are encouraged to review the risk factors described in XTI’s filings with the U.S. Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent filings.

# # #

Contacts:

General inquiries:

Email: contact@xtiaerospace.com

Web: https://xtiaerospace.com/contact

Investor Relations:

Dave Gentry, CEO

RedChip Companies, Inc.

Phone: 1-407-644-4256

Email: XTIA@redchip.com

15505 Wright Bros. Drive, Addison, TX 75001, USA, (800) 680-7412

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XTI Aerospace, Inc. and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2025	2024	2025	2024
Revenues	$22,490	$—	$22,490	$—
Cost of Revenues	17,569	—	17,569	—
Gross Profit	4,921	—	4,921	—

Operating Expenses
Research and development	1,287	491	5,240	1,970
Sales and marketing	2,323	545	5,604	1,517
General and administrative	12,719	4,505	32,845	19,660
Merger-related transaction costs	3,429	—	3,887	6,490
Amortization of intangible assets	142	8	166	30
Total Operating Expenses	19,900	5,549	47,742	29,667

Loss from Operations	(14,979)	(5,549)	(42,821)	(29,667)

Other (Expense) Income
Interest expense, net	(51)	(229)	(270)	(782)
Amortization of deferred loan costs	—	—	—	(17)
Loss on conversion of note receivable to equity instrument	—	(2,630)	—	(2,630)
Loss on extinguishment of debt	—	—	(421)	(6,732)
Provision for expected credit losses on convertible note investment	(2,039)	—	(2,039)	—
Change in fair value of convertible notes payable	—	—	—	12,882
Change in fair value of equity securities	—	(1,068)	(349)	(1,068)
Change in fair value of warrant liability	2,684	—	(596)	(281)
Warrant issuance expense	—	—	(6,580)	—
Other income, net	30	24	30	42
Total Other (Expense) Income	624	(3,903)	(10,225)	1,414

Loss from continuing operations before income taxes	(14,355)	(9,452)	(53,046)	(28,253)
Income tax benefit (provision)	4	—	10	(16)
Net loss from continuing operations, net of tax	(14,351)	(9,452)	(53,036)	(28,269)
Loss from discontinued operations, net of tax	(6,964)	(4,404)	(15,455)	(7,334)
Net loss	(21,315)	(13,856)	(68,491)	(35,603)
Net loss attributable to noncontrolling interest	(270)	—	(270)	—
Net loss attributable to XTI Aerospace, Inc.	(21,585)	(13,856)	(68,761)	(35,603)
Preferred stock dividends	(408)	(110)	(437)	(606)
Deemed dividends	—	(258)	—	(772)
Net Loss Attributable to Common Stockholders	$(21,993)	$(14,224)	$(69,198)	$(36,981)

Net loss per share - basic and diluted:
Continuing operations	$(0.45)	$(14.28)	$(3.28)	$(129.24)
Discontinued operations	$(0.21)	$(6.41)	$(0.96)	$(33.54)
Net loss	$(0.66)	$(20.69)	$(4.24)	$(162.78)

Weighted Average Shares Outstanding, Basic and Diluted	32,744,968	687,471	16,337,782	227,193

Net loss per share from continuing and discontinued operations is calculated based on net loss attributable to common stockholders. Preferred stock dividends and deemed dividends are allocated to continuing and discontinued operations on a proportional basis.

15505 Wright Bros. Drive, Addison, TX 75001, USA, (800) 680-7412

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XTI Aerospace, Inc. And Subsidiaries

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	As of December 31, 2025	As of December 31, 2024
Assets
Current Assets
Cash and cash equivalents	$16,696	$3,972
Accounts receivable, net of allowance for credit losses	12,093	—
Other receivables	—	513
Inventories	15,400	—
Prepaid expenses and other current assets	3,989	888
Current assets of discontinued operations	3,645	3,208
Total Current Assets	51,823	8,581
Property and equipment, net	385	72
Operating lease right-of-use asset, net	2,965	310
Intangible assets, net	9,338	284
Goodwill	11,544	—
Other assets	403	1,095
Non-current assets of discontinued operations	4,788	13,949
Total Assets	$81,246	$24,291

Liabilities
Current Liabilities
Accounts payable	$5,212	$5,190
Related party payables	—	51
Accrued expenses and other current liabilities	6,165	6,071
Accrued interest	391	522
Customer deposits	3,071	1,350
Warrant liability	22,561	—
Operating lease obligation, current	550	88
Short-term debt	7,931	2,657
Current liabilities of discontinued operations	1,722	1,492
Total Current Liabilities	47,603	17,421
Long Term Liabilities
Long-term debt	450	65
Operating lease obligation, noncurrent	2,427	231
Non-current liabilities of discontinued operations	322	—
Total Liabilities	50,802	17,717

Commitments and Contingencies

Representative and placement agent warrants, net of issuance costs	2,701	—

Stockholders’ Equity
Preferred Stock	—	—
Series 4 Convertible Preferred Stock	—	—
Series 5 Convertible Preferred Stock	—	—
Series 9 Preferred Stock	—	1,331
Series 10 Convertible Preferred Stock	21,793	—
Common Stock	33	2
Additional paid-in capital	157,354	99,425
Accumulated other comprehensive income	881	(622)
Accumulated deficit	(162,323)	(93,562)
Total Stockholders’ Equity	17,738	6,574
Noncontrolling interest	10,005	—
Total Equity	27,743	6,574
Total Liabilities, Mezzanine Equity and Equity	$81,246	$24,291

15505 Wright Bros. Drive, Addison, TX 75001, USA, (800) 680-7412

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XTI Aerospace, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	For the Years Ended December 31,
	2025	2024
Cash Flows Used in Operating Activities
Net loss	$(68,491)	$(35,603)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	148	113
Amortization of intangible assets	387	622
Amortization of right-of-use asset	114	237
Non-cash interest expense, net	145	417
Stock-based compensation	12,046	4,121
Impairment of goodwill	9,895	—
Impairment of intangible assets	631	2,507
Provision for credit losses	2,129	—
Loss on conversion of note receivable to equity investment	—	2,630
Unrealized loss on equity investment	—	628
Change in fair value of convertible notes payable	—	(12,882)
Loss on extinguishment of debt	421	6,732
Warrant issuance expense	6,580	—
Change in fair value of warrant liability	596	281
Other	4	359
Changes in operating assets and liabilities:
Accounts receivable and other receivables	(1,993)	(18)
Inventories	2,618	611
Prepaid expenses and other current assets	4,572	922
Other assets	311	40
Accounts payable	(2,543)	346
Related party payables	(51)	—
Accrued expenses and other current liabilities	(3,696)	6,039
Accrued interest	116	259
Customer deposits	(271)	—
Deferred revenue	(167)	(435)
Operating lease obligation	(112)	(233)
Net Cash Used in Operating Activities	(36,611)	(22,307)
Cash Flows (Used in) Provided by Investing Activities
Purchase of property and equipment	(215)	(68)
Cash received in purchase of Inpixon	—	2,968
Investment in convertible note receivable	(2,000)	—
Acquisition of Drone Nerds, net of cash acquired	(16,547)	—
Purchase of intangible asset	—	(47)
Net Cash (Used in) Provided by Investing Activities	(18,762)	2,853
Cash Flows Provided by Financing Activities
Net proceeds from sale of common stock and pre-funded warrants via public offerings	57,051	—
Net proceeds from ATM stock offerings	1,667	22,213
Net proceeds from issuance of Series 10 Convertible Preferred Stock	22,750	—
Net proceeds from the exercise of equity classified warrants	—	2
Net proceeds from the exercise of liability classified warrants	4,061	—
Net proceeds from issuance of promissory notes	—	2,000
Net proceeds from loan from Inpixon (prior to merger)	—	1,012
Redemptions of Series 9 Preferred Stock	(1,427)	(795)
Repayments of debt	(15,892)	(868)
Net Cash Provided by Financing Activities	68,210	23,564
Effect of Foreign Exchange Rate on Changes on Cash	(23)	(10)
Net Increase in Cash and Cash Equivalents	12,814	4,100
Cash and Cash Equivalents – Beginning of year	4,105	5
Cash and Cash Equivalents – End of year	$16,919	$4,105

15505 Wright Bros. Drive, Addison, TX 75001, USA, (800) 680-7412

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XTI Aerospace, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

(In thousands)

(Unaudited)

	For the Three Months Ended December 31, 2025
(in thousands)	GAAP	Drone Nerds Pre-Acquisition Activity	Transaction Accounting Adjustments		Proforma
Revenues	$22,490	$19,219	$-		41,709
Cost of revenues	17,569	15,991	-		33,560
Gross profit	4,921	3,228	-		8,149
Operating expenses	19,900	1,254	(5,221)	a	15,933
Loss from operations	(14,979)	1,974	5,221		(7,784)
Other (expense) income	624	(263)	(180)	b	181
Net income (loss), before tax	(14,355)	1,711	5,041		(7,603)
Income tax benefit	4	-	-		4
Net income (loss)	$(14,351)	$1,711	$5,041		$(7,599)

a)	Non-recurring transaction costs associated with Drone Nerds acquisition (less $5,442) and amortization of the purchase price allocation for intangible assets identified for Drone Nerds (plus $221)

b)	Interest on the promissory notes issued as part of the Drone Nerds acquisition consideration

	For the Three Months Ended December 31, 2024
(in thousands)	GAAP	Drone Nerds Pre-Acquisition Activity	Transaction Accounting Adjustments		Proforma
Revenues	$-	$26,832	$-		26,832
Cost of revenues	-	23,138	-		23,138
Gross profit	-	3,694	-		3,694
Operating expenses	5,549	2,695	221	a	8,465
Loss from operations	(5,549)	999	(221)		(4,771)
Other (expense) income	(3,903)	(191)	(180)	b	(4,274)
Net income (loss), before tax	(9,452)	808	(401)		(9,045)
Income tax benefit	-	-	-		-
Net income (loss)	$(9,452)	$808	$(401)		$(9,045)

a)	Amortization of the purchase price allocation for intangible assets identified for Drone Nerds

b)	Interest on the promissory notes issued as part of the Drone Nerds acquisition consideration

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	For the Twelve Months Ended December 31, 2025
(in thousands)	GAAP	Drone Nerds Pre-Acquisition Activity	Transaction Accounting Adjustments		Proforma
Revenues	$22,490	$99,100	$-		121,590
Cost of revenues	17,569	77,237	-		94,806
Gross profit	4,921	21,863	-		26,784
Operating expenses	47,742	11,311	(4,763)	a	54,290
Loss from operations	(42,821)	10,552	4,763		(27,506)
Other (expense) income	(10,225)	(601)	(720)	b	(11,546)
Net income (loss), before tax	(53,046)	9,951	4,043		(39,052)
Income tax benefit	10	-	-		10
Net income (loss)	$(53,036)	$9,951	$4,043		$(39,042)

a)	Non-recurring transaction costs associated with Drone Nerds acquisition (less $5,442), Drone Nerds amortization (less $206), amortization of the purchase price allocation for intangible assets identified for Drone Nerds (plus $885)

b)	Interest on the promissory notes issued as part of the Drone Nerds acquisition consideration

	For the Twelve Months Ended December 31, 2024
(in thousands)	GAAP	Drone Nerds Pre-Acquisition Activity	Transaction Accounting Adjustments		Proforma
Revenues	$-	$111,201	$-		111,201
Cost of revenues	-	93,868	-		93,868
Gross profit	-	17,333	-		17,333
Operating expenses	29,667	13,401	(5,605)	a	37,463
Loss from operations	(29,667)	3,932	5,605		(20,130)
Other (expense) income	1,414	(952)	(4,264)	b	(3,802)
Net income (loss), before tax	(28,253)	2,980	1,341		(23,932)
Income tax provision	(16)	-	-		(16)
Net income (loss)	$(28,269)	$2,980	$1,341		$(23,948)

a)	Non-recurring transaction costs associated with Drone Nerds acquisition (less $6,490) and amortization of the purchase price allocation for intangible assets for Drone Nerds (plus $885)

b)	Interest on the promissory notes issued as part of the Drone Nerds acquisition consideration (less $744). The pro forma results for the year ended December 31, 2024 exclude nonrecurring merger-related transaction costs and losses recognized in connection with the conversion and extinguishment of convertible notes, including related fair value adjustments and inducement expenses, as these items are directly attributable to prior recapitalization transactions and do not have a continuing impact on the combined company (less $3,520).

15505 Wright Bros. Drive, Addison, TX 75001, USA, (800) 680-7412

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